FOR IMMEDIATE RELEASE

Qorvo® Announces Fiscal 2024 Third Quarter Financial Results

GREENSBORO, NC — January 31, 2024 — Qorvo® (Nasdaq:QRVO), a leading global provider of connectivity and power solutions, today announced financial results for the Company’s fiscal 2024 third quarter ended December 30, 2023.

Strategic Highlights

•Grew quarterly revenue 44% year-over-year and exceeded high-point of revenue guidance by $49 million
•Recognized by top four China-based Android 5G OEMs with 2023 awards for innovation, quality, supply, technology, and strategic partnership
•Signed definitive agreement to acquire Anokiwave, a leading supplier of high-performance silicon integrated circuits for intelligent active array antennas for D&A, SATCOM and 5G applications

On a GAAP basis, revenue for Qorvo’s fiscal 2024 third quarter was $1.074 billion, gross margin was 36.1%, operating loss was $42 million, and loss per share was $1.31. On a non-GAAP basis, gross margin was 43.8%, operating income was $237 million, and diluted earnings per share was $2.10.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “Strong execution by the Qorvo team resulted in robust December quarterly financial performance. During the quarter we continued to bring channel inventories down, and Qorvo shipments are now more closely aligned to end market demand. We are seeing incremental improvement in end market demand in the Android ecosystem, and we expect to achieve year-over-year revenue growth in all of Qorvo’s operating segments in the March quarter.”

Financial Commentary and Outlook

Grant Brown, chief financial officer of Qorvo, said, “Qorvo exceeded the mid-point of December quarterly guidance for revenue, gross margin and EPS, reflecting strong content on customer programs and improving channel inventories. During the quarter, Qorvo generated record cash flow from operations of $493 million and free cash flow of $467 million. Looking forward, we are capitalizing on global macro trends and multiyear technology upgrade cycles, and we expect this to support durable long-term growth.”

Qorvo’s current outlook for the March 2024 quarter is:

• Quarterly revenue of approximately $925 million, plus or minus $25 million
• Non-GAAP gross margin of approximately 42%
• Non-GAAP diluted earnings per share of approximately $1.20 at the midpoint of revenue

See “Forward-looking non-GAAP financial measures” below. Qorvo’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo for the periods indicated. See the more detailed financial information for Qorvo, including reconciliations of GAAP and non-GAAP financial information, attached.

SELECTED GAAP RESULTS
(In millions, except for percentages and EPS)
(Unaudited)

	Q3 Fiscal 2024	Q2 Fiscal 2024	Q3 Fiscal 2023	Sequential Change		Year-over-Year Change
Revenue	$1,073.9	$1,103.5	$743.3	$(29.6)		$330.6
Gross profit	$387.9	$489.7	$268.1	$(101.8)		$119.8
Gross margin	36.1%	44.4%	36.1%	(8.3)	ppt	—	ppt
Operating expenses	$429.4	$338.3	$259.3	$91.1		$170.1
Operating (loss) income	$(41.6)	$151.4	$8.7	$(193.0)		$(50.3)
Net (loss) income	$(126.9)	$97.5	$(15.9)	$(224.4)		$(111.0)
Weighted-average diluted shares	97.2	98.6	100.9	(1.4)		(3.7)
Diluted EPS	$(1.31)	$0.99	$(0.16)	$(2.30)		$(1.15)

SELECTED NON-GAAP RESULTS(1)
(In millions, except for percentages and EPS)
(Unaudited)

	Q3 Fiscal 2024	Q2 Fiscal 2024	Q3 Fiscal 2023	Sequential Change		Year-over-Year Change
Revenue	$1,073.9	$1,103.5	$743.3	$(29.6)		$330.6
Gross profit	$470.5	$525.2	$304.2	$(54.7)		$166.3
Gross margin	43.8%	47.6%	40.9%	(3.8)	ppt	2.9	ppt
Operating expenses	$234.0	$245.8	$205.7	$(11.8)		$28.3
Operating income	$236.5	$279.4	$98.6	$(42.9)		$137.9
Net income	$205.9	235.5	$76.5	$(29.6)		$129.4
Weighted-average diluted shares	97.8	98.6	101.6	(0.8)		(3.8)
Diluted EPS	$2.10	$2.39	$0.75	$(0.29)		$1.35
(1) Adjusted for stock-based compensation expense, amortization of intangible assets, restructuring-related charges, acquisition and integration-related costs, goodwill impairment, charges associated with a long-term capacity reservation agreement, gain (loss) on disposal of business and assets, other income (expense), loss on investments, and an adjustment of income taxes.

SELECTED GAAP RESULTS BY OPERATING SEGMENT
(In millions, except percentages)
(Unaudited)
	Q3 Fiscal 2024	Q2 Fiscal 2024	Q3 Fiscal 2023	Sequential Change		Year-over-Year Change
Revenue
HPA	$118.9	$149.8	$155.0	(20.6)%		(23.3)%
CSG	108.9	103.6	96.8	5.1%		12.5%
ACG	846.1	850.1	491.5	(0.5)%		72.1%
Total revenue	$1,073.9	$1,103.5	$743.3	(2.7)%		44.5%
Operating (loss) income
HPA	$1.6	$25.4	$29.8	(93.7)%		(94.6)%
CSG	(25.6)	(27.7)	(31.2)	7.6%		17.9%
ACG	263.8	284.8	99.9	(7.4)%		164.1%
All other(1)	(281.4)	(131.1)	(89.8)	(114.6)%		(213.4)%
Total operating (loss) income	$(41.6)	$151.4	$8.7	(127.5)%		(578.2)%
Operating (loss) income as a % of revenue
HPA	1.3%	17.0%	19.2%	(15.7)	ppt	(17.9)	ppt
CSG	(23.5)	(26.7)	(32.2)	3.2	ppt	8.7	ppt
ACG	31.2	33.5	20.3	(2.3)	ppt	10.9	ppt
Total operating (loss) income as a % of revenue	(3.9)%	13.7%	1.2%	(17.6)	ppt	(5.1)	ppt
(1) Includes stock-based compensation expense, amortization of intangible assets, restructuring-related charges, acquisition and integration-related costs, goodwill impairment, charges associated with a long-term capacity reservation agreement, gain (loss) on disposal of business and assets, other income (expense), and other miscellaneous corporate overhead expenses.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating expenses, operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) free cash flow, (vi) EBITDA, (vii) non-GAAP return on invested capital (ROIC), and (viii) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables, attached, and the “Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude amortization of intangible assets, stock-based compensation expense, restructuring-related charges and acquisition and integration-related costs. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin facilitates a useful evaluation of our historical performance and projected costs and the potential for realizing cost efficiencies.

We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, and customer relationships, as items arising from pre-acquisition activities, determined at the time of an acquisition, rather than ongoing costs of operating Qorvo’s business. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangible assets is a static expense, which is not typically affected by operations during any particular period. Although we exclude the amortization of purchased intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting and contribute to revenue generation.

We believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to prior periods. We also believe that the adjustments to profit and margin related to restructuring-related charges and acquisition and integration-related costs do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

For the three months ended December 30, 2023, non-GAAP gross profit and gross margin also exclude charges associated with a long-term capacity reservation agreement. In October 2023, a long-term capacity reservation agreement with a foundry supplier was amended. Pursuant to the amendment, the Company is no longer obligated to order silicon wafers from the foundry supplier and the agreement was terminated effective December 31, 2023. Included in the charges to our cost of goods sold for the third quarter of fiscal 2024 is a contract termination fee which is expected to be paid by the Company during the fourth quarter of fiscal 2024. We believe these charges are not reflective of the performance of our ongoing business.

Non-GAAP operating expenses, operating income and operating margin. Non-GAAP operating expenses, operating income and operating margin exclude stock-based compensation expense, amortization of intangible assets, acquisition and integration-related costs, goodwill impairment, restructuring-related charges, charges associated with a long-term capacity reservation agreement, (gain) loss on disposal of business and assets and certain other expense (income). We believe that presentation of a measure of operating expenses, operating income and operating margin that excludes amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration-related costs, goodwill impairment, restructuring-related charges, charges associated with a long-term capacity reservation agreement, (gain) loss on disposal of business and assets and certain other expense (income) do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP operating expenses, operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of intangible assets, acquisition and integration-related costs, goodwill impairment, restructuring-related charges, charges associated with a long-term capacity reservation agreement, (gain) loss on disposal of business and assets, certain other expense (income), gain or loss on investments, and also reflect an adjustment of income taxes. The income tax adjustment primarily represents the use of research and development tax credit carryforwards, deferred tax expense (benefit) items not affecting taxes payable, adjustments related to the deemed and actual repatriation of historical foreign earnings, non-cash expense (benefit) related to uncertain tax positions and other items unrelated to the current fiscal year or that are not indicative of our ongoing business operations. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating expenses, operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period, and free cash flow margin is calculated as free cash flow as a percentage of revenue. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo adjusts GAAP net income for interest expense, interest income, income tax expense (benefit), depreciation and intangible amortization expense, stock-based compensation and other charges that are not representative of Qorvo's ongoing operations (including goodwill impairment, investment activity, acquisition-related costs and restructuring-related costs and certain charges associated with a long-term capacity reservation agreement) when presenting EBITDA. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of equity plus net debt, less certain goodwill.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Inventory days on hand. Inventory days on hand is defined as (a) average net inventory for the period, divided by (b) the result of non-GAAP cost of goods sold for the period divided by the number of days in the period.

Forward-looking non-GAAP financial measures. Our earnings release contains forward-looking free cash flow, gross margin, income tax rate and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures without unreasonable effort due to variability and difficulty in making accurate projections for items that would be required to be included in the GAAP measures, such as stock-based compensation, acquisition and integration-related costs, restructuring-related charges, gain or loss on disposal of business and assets, goodwill impairment, gain or loss on investments and the provision for income taxes, which could have a potentially significant impact on our future GAAP results.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP financial measures as an analytical tool compared to the most directly comparable GAAP financial measures are these non-GAAP financial measures (i) may not be comparable to similarly titled measures used by other companies in our industry, and (ii) exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. ET today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at the following URL: https://ir.qorvo.com (under “Events & Presentations”). A telephone playback of the conference call will be available approximately two hours after the call’s completion and can be accessed by dialing 1-412-317-0088 and using the passcode 4787814. The playback will be available through the close of business February 7, 2024.

About Qorvo

Qorvo (Nasdaq:QRVO) supplies innovative semiconductor solutions that make a better world possible. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including consumer electronics, smart home/IoT, automotive, EVs, battery-powered appliances, network infrastructure, and aerospace/defense. Visit www.qorvo.com to learn how our diverse and innovative team is helping connect, protect and power our planet.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "forecast", "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results on a quarterly and annual basis; our substantial dependence on developing new products and achieving design wins; our dependence on several large customers for a substantial portion of our revenue; a loss of revenue if defense and aerospace contracts are canceled or delayed; continued effects of the COVID-19 pandemic; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs, including under long-term supply agreements, due to timing of customers' forecasts; our inability to effectively manage or maintain evolving relationships with chipset suppliers; our ability to continue to innovate in a very competitive industry; underutilization of manufacturing facilities; unfavorable changes in interest rates, pricing of certain precious metals, utility rates and foreign currency exchange rates; our acquisitions and other strategic investments failing to achieve financial or strategic objectives; our ability to attract, retain and motivate key employees; warranty claims, product recalls and product liability; changes in our effective tax rate; enactment of international or domestic tax legislation, or changes in regulatory guidance; changes in the favorable tax status of certain of our subsidiaries; risks associated with environmental, health and safety regulations, and climate change; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches and other similar disruptions; theft, loss or misuse of personal data by or about our employees, customers or third parties; provisions in our governing documents and Delaware law may discourage takeovers and business combinations that our stockholders might consider to be in their best interests; and volatility in the price of our common stock. These and other risks and uncertainties, which are described in more detail under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 1, 2023, and Qorvo’s subsequent reports and statements that we file with the SEC, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Revenue	$1,073,861	$743,281	$2,828,518	$2,936,696

Costs and expenses:
Cost of goods sold	685,983	475,230	1,721,880	1,754,468
Research and development	164,329	149,472	502,366	486,204
Selling, general and administrative	86,914	76,269	296,033	275,836
Other operating expense	178,204	33,581	246,516	48,038
Total costs and expenses	1,115,430	734,552	2,766,795	2,564,546

Operating (loss) income	(41,569)	8,729	61,723	372,150
Interest expense	(17,581)	(17,066)	(51,963)	(51,222)
Other income, net	15,359	5,562	34,286	2,714

(Loss) income before income taxes	(43,791)	(2,775)	44,046	323,642
Income tax expense	(83,147)	(13,156)	(117,103)	(82,074)
Net (loss) income	$(126,938)	$(15,931)	$(73,057)	$241,568

Net (loss) income per share, diluted	$(1.31)	$(0.16)	$(0.75)	$2.33

Weighted-average outstanding diluted shares	97,152	100,943	97,905	103,812

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 30, 2023	September 30, 2023	December 31, 2022

GAAP operating (loss) income	$(41,569)	$151,428	$8,729
Stock-based compensation expense	21,755	39,053	19,708
Amortization of intangible assets	29,787	29,963	32,844
Restructuring-related charges	6,075	8,418	27,385
Acquisition and integration-related costs	2,529	852	6,296
Goodwill impairment	173,414	48,000	—
Charges associated with a long-term capacity reservation agreement	51,864	—	—
Other (income) expense	(7,333)	1,712	3,591
Non-GAAP operating income	$236,522	$279,426	$98,553

GAAP net (loss) income	$(126,938)	$97,461	$(15,931)
Stock-based compensation expense	21,755	39,053	19,708
Amortization of intangible assets	29,787	29,963	32,844
Restructuring-related charges	6,075	8,418	27,385
Acquisition and integration-related costs	2,529	852	6,296
Goodwill impairment	173,414	48,000	—
Charges associated with a long-term capacity reservation agreement	51,864	—	—
Other (income) expense	(12,252)	2,616	1,683
Loss on investments	464	1,574	5,615
Adjustment of income taxes	59,161	7,576	(1,145)
Non-GAAP net income	$205,859	$235,513	$76,455

GAAP weighted-average outstanding diluted shares	97,152	98,590	100,943
Dilutive stock-based awards	666	—	664
Non-GAAP weighted-average outstanding diluted shares	97,818	98,590	101,607

Non-GAAP net income per share, diluted	$2.10	$2.39	$0.75

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
(in thousands, except percentages)	December 30, 2023		September 30, 2023		December 31, 2022
GAAP gross profit/margin	$387,878	36.1%	$489,690	44.4%	$268,051	36.1%
Charges associated with a long-term capacity reservation agreement	51,864	4.8	—	—	—	—
Amortization of intangible assets	25,457	2.4	25,591	2.3	27,624	3.7
Stock-based compensation expense	5,575	0.5	7,481	0.7	4,939	0.6
Restructuring-related charges	(250)	—	2,482	0.2	3,600	0.5
Acquisition and integration-related costs	1	—	1	—	28	—
Non-GAAP gross profit/margin	$470,525	43.8%	$525,245	47.6%	$304,242	40.9%

Three Months Ended
Non-GAAP Operating Income	December 30, 2023
(as a percentage of revenue)

GAAP operating loss	(3.9)%
Charges associated with a long-term capacity reservation agreement	4.8
Stock-based compensation expense	2.0
Amortization of intangible assets	2.8
Restructuring-related charges	0.6
Goodwill impairment	16.2
Acquisition and integration-related costs	0.2
Other income	(0.7)
Non-GAAP operating income	22.0%

Three Months Ended
Free Cash Flow (1)	December 30, 2023
(in millions)

Net cash provided by operating activities	$492.9
Purchases of property and equipment	(26.4)
Free cash flow	$466.5
(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	December 30, 2023	September 30, 2023	December 31, 2022
GAAP research and development expense	$164,329	$174,947	$149,472
Less:
Stock-based compensation expense	11,830	11,519	10,343
Acquisition and integration-related costs	2	2	49
Non-GAAP research and development expense	$152,497	$163,426	$139,080

	Three Months Ended
	December 30, 2023	September 30, 2023	December 31, 2022
GAAP selling, general and administrative expense	$86,914	$103,696	$76,269
Less:
Stock-based compensation expense	4,336	20,030	4,426
Amortization of intangible assets	4,330	4,372	5,220
Acquisition and integration-related costs	—	—	13
Non-GAAP selling, general and administrative expense	$78,248	$79,294	$66,610

	Three Months Ended
	December 30, 2023	September 30, 2023	December 31, 2022
GAAP other operating expense	$178,204	$59,619	$33,581
Less:
Stock-based compensation expense	14	23	—
Restructuring-related charges	6,325	5,936	23,785
Acquisition and integration-related costs	2,526	849	6,205
Goodwill impairment	173,414	48,000	—
Other (income) expense	(7,333)	1,712	3,591
Non-GAAP other operating expense	$3,258	$3,099	$—

	Three Months Ended
	December 30, 2023	September 30, 2023	December 31, 2022
GAAP total operating expense	$429,447	$338,262	$259,322
Less:
Stock-based compensation expense	16,180	31,572	14,769
Amortization of intangible assets	4,330	4,372	5,220
Restructuring-related charges	6,325	5,936	23,785
Acquisition and integration-related costs	2,528	851	6,268
Goodwill impairment	173,414	48,000	—
Other (income) expense	(7,333)	1,712	3,591
Non-GAAP total operating expense	$234,003	$245,819	$205,689

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 30, 2023	April 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,071,987	$808,757
Accounts receivable, net	483,810	304,519
Inventories	726,687	796,596
Other current assets	145,884	119,922
Total current assets	2,428,368	2,029,794

Property and equipment, net	1,039,439	1,149,806
Goodwill	2,540,461	2,760,813
Intangible assets, net	499,963	537,703
Long-term investments	24,714	20,406
Other non-current assets	166,443	193,381
Total assets	$6,699,388	$6,691,903

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$610,439	$433,164
Current portion of long-term debt	479,964	310
Other current liabilities	189,930	122,289
Total current liabilities	1,280,333	555,763

Long-term debt	1,550,438	2,048,073
Other long-term liabilities	230,270	185,273
Total liabilities	3,061,041	2,789,109

Stockholders’ equity	3,638,347	3,902,794
Total liabilities and stockholders’ equity	$6,699,388	$6,691,903

At Qorvo®
Doug DeLieto
VP, Investor Relations
1.336.678.7968